UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2007

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33220	33-1151291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Journal Square Plaza, Jersey City, NJ	07306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 714-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On April 11, 2007, the Company’s Board of Directors appointed Mr. John Hogan, age 58, Chief Operating Officer of Broadridge Financial Solutions, Inc., to the additional position of President.

Before assuming the role of Chief Operating Officer of Broadridge, Mr. Hogan was Division Co-President of the Brokerage Services Group of Automatic Data Processing, Inc. (NYSE: ADP), the business that was spun off by ADP on March 30, 2007 to create Broadridge. In that role, he was the architect of Broadridge’s entry into the clearing and outsourcing businesses, which allowed Broadridge to create a new strategy that enables it to offer any brokerage firm, regardless of size, the appropriate range of outsourcing services to best meet its individual needs on one technology platform – service bureau, full business process outsourcing, or correspondent clearing. Prior to his role as Division President, Mr. Hogan was Senior Vice President/COO of ADP’s Investor Communication Services Division, now known as Broadridge Investor Communication Solutions. Mr. Hogan joined ADP’s Brokerage Services Group in 1993.

Item 8.01	Other Events

On April 12, 2007, the Company issued a press release announcing the appointment of Mr. Hogan as the Company’s President. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is included as part of this Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release dated April 12, 2007, issued by Broadridge Financial Solutions, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2007

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Adam D. Amsterdam
Name:	Adam D. Amsterdam
Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated April 12, 2007, issued by Broadridge Financial Solutions, Inc.